UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2017

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.01	Entry Into a Material Definitive Agreement.

On March 23, 2017, The GEO Group, Inc. (“GEO” or the “Company”) executed a third amended and restated credit agreement by and among GEO and GEO Corrections Holdings, Inc., (“Corrections” and, together with GEO, the “Borrowers”), the Australian Borrowers named therein, BNP Paribas, as Administrative Agent, and the lenders who are, or may from time to time become, a party thereto (the “Credit Agreement”). The Credit Agreement refinances GEO’s prior $291.0 million term loan, reestablishes GEO’s ability to implement at a later date an Australian Dollar Letter of Credit Facility providing for the issuance of financial letters of credit and performance letters of credit, in each case denominated in Australian Dollars up to AUD 275 million, an increase from the prior AUD 225 million Australian Letter of Credit Facility, and certain other modifications to the prior credit agreement.

The Credit Agreement evidences a Credit Facility (the “Credit Facility”) consisting of an $800.0 million Term Loan (the “Term Loan”) bearing interest at LIBOR plus 2.25% (with a LIBOR floor of 0.75%), and a $900.0 million revolving credit facility (the “Revolver”) initially bearing interest at LIBOR plus 2.25% (with no LIBOR floor). As of March 23, 2017, the Revolver had approximately $173.7 million in outstanding borrowings along with approximately $53.6 million of letters of credit issued thereunder. Amounts to be borrowed by GEO under the Credit Agreement are subject to the satisfaction of customary conditions to borrowing. The Term Loan component is scheduled to mature on March 23, 2024. The Revolving Credit Commitment component is scheduled to mature on May 19, 2021.

The Credit Agreement contains certain customary representations and warranties, and certain customary covenants that restrict GEO’s ability to, among other things (i) create, incur or assume any indebtedness, (ii) create, incur, assume or permit liens, (iii) make loans and investments, (iv) engage in mergers, acquisitions and asset sales, (v) make certain restricted payments, (vi) issue, sell or otherwise dispose of capital stock, (vii) engage in transactions with affiliates, (viii) allow the total leverage ratio to exceed 6.25 to 1.00, allow the senior secured leverage ratio to exceed 3.50 to 1.00 or allow the interest coverage ratio to be less than 3.00 to 1.00, (ix) cancel, forgive, make any voluntary or optional payment or prepayment on, or redeem or acquire for value any senior notes, except as permitted, (x) alter the business GEO conducts, and (xi) materially impair GEO’s lenders’ security interests in the collateral for its loans. The restricted payments covenant remains consistent with GEO’s election to be treated as a real estate investment trust under the Internal Revenue Code of 1986, effective as of January 1, 2013.

Events of default under the Credit Agreement include, but are not limited to, (i) GEO’s failure to pay principal or interest when due, (ii) GEO’s material breach of any representation or warranty, (iii) covenant defaults, (iv) liquidation, reorganization or other relief relating to bankruptcy or insolvency, (v) cross default under certain other material indebtedness, (vi) unsatisfied final judgments over a specified threshold, (vii) certain material environmental liability claims which have been asserted against GEO, and (viii) a change in control.

All of the obligations under the Credit Agreement are unconditionally guaranteed by certain domestic subsidiaries of GEO and the Credit Agreement and the related guarantees are secured by a perfected first-priority pledge of substantially all of GEO’s present and future tangible and intangible domestic assets and all present and future tangible and intangible domestic assets of each guarantor, including but not limited to a first-priority pledge of all of the outstanding capital stock owned by GEO and each guarantor in their domestic subsidiaries.

GEO and certain of its affiliates have previously entered into commercial financial arrangements with BNP Paribas, the Administrative Agent for the Credit Agreement, BNP Paribas Securities Corp., the Lead Arranger for the Credit Agreement, and with Bank of America, N.A., Barclays Bank PLC, JPMorgan Chase Bank, N.A., Suntrust Bank and Wells Fargo Securities, LLC, the Co-Syndication Agents for the Credit Agreement, and/or their affiliates and/or their affiliates have in the past provided financial, advisory, investment banking and other services to GEO and its affiliates, including serving as underwriters for the sale of 6.9 million shares of common stock issued by GEO in March 2017, initial purchasers for the 6.00% Senior Notes due 2026 issued by GEO in April 2016, the 5.875% senior notes due 2024 issued by GEO in September 2014, the 5.875% senior notes due 2022 issued by GEO in October 2013, and the 5.125% senior notes due 2023 issued by GEO in March 2013, and serving as the Administrative Agent under GEO’s prior credit agreement entered into on August 27, 2014, as amended, in the case of BNP Paribas.

The foregoing summary is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed with this report as Exhibit 10.1 and is incorporated herein by reference. Capitalized terms used in the foregoing summary and not defined are defined in the Credit Agreement.

Section 2	Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

GEO is including the following cautionary statement in this Form 8-K to make applicable and take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statement made by, or on behalf of, GEO herein. This Form 8-K Report contains forward-looking statements regarding future events and the future performance of GEO that involve risks and uncertainties that could materially affect actual results. Investors should refer to documents that GEO files from time to time with the Securities and Exchange Commission for a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this Form 8-K Report. Such factors include, but are not limited to, those factors contained in GEO’s Securities and Exchange Commission filings, including GEO’s Form 10-K, 10-Q and 8-K reports.

Section 8	Other Events

Item 8.01	Other Events

On March 27, 2017, GEO issued a press release announcing that the Board had declared a 3-for-2 stock split to be effected on April 24, 2017 to all shareholders of record as of April 10, 2017. A copy of the press release announcing the stock split is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

d)	Exhibits

10.1	Third Amended and Restated Credit Agreement, dated as of March 23, 2017, among The GEO Group, Inc., GEO Corrections Holdings, Inc., as the Borrowers, the Australian Borrowers party thereto, the Lenders party thereto and BNP Paribas, as administrative agent. (Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.)

99.1	Press release, dated March 27, 2017, announcing the stock split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

March 29, 2017	By:	/s/ Brian R. Evans
Date		Brian R. Evans
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amended and Restated Credit Agreement, dated as of March 23, 2017, among The GEO Group, Inc., GEO Corrections Holdings, Inc., as the Borrowers, the Australian Borrowers party thereto, the Lenders party thereto and BNP Paribas, as administrative agent. (Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.)

99.1	Press release, dated March 27, 2017, announcing the stock split.

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